Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly Report on Form 10-Q of Znomics, Inc. for the quarter ended September 30, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the quarterly Report on Form 10-Q of Znomics, Inc. for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the quarterly Report on Form 10-Q for the quarter ended September 30, 2009, fairly presents in all material respects, the financial condition and results of operations of Znomics, Inc.

By: /s/ Dr. Dwight A. Sangrey
Name: Dr. Dwight A. Sangrey
Title: Principal Executive Officer
Date: November 16, 2009

By: /s/ Kerry D. Rea
Name: Kerry D. Rea
Title Principal Financial Officer
Date: November 16, 2009